EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1-A2 (File No. 333-269495) of our report dated March 15, 2022, relating to the financial statements of Lucia Technologies, Inc. as of December 31, 2021 and the period from April 23, 2021 (Inception) through December 31, 2021 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

January 24, 2024